Exhibit 99.1

PERRY ELLIS INTERNATIONAL, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is dated as of             , 20    by and between Perry Ellis International, Inc., a corporation organized under the laws of the State of Florida (the “Corporation”), and [INSERT NAME OF DIRECTOR OR OFFICER] (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, the substantial increase in corporate litigation subjects directors and officers of corporations and others to expensive litigation risks at the same time that the availability of competent and qualified directors, officers, employees, consultants, advisers and agents has been greatly reduced, and the coverage offered by directors’ and officers’ liability insurance has been severely limited;

WHEREAS, the Corporation’s Board of Directors has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation’s shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”) and the Amended and Restated By-Laws of the Corporation (the “By-Laws”) require the Corporation to indemnify and advance Expenses (as hereinafter defined) to its directors and officers to the fullest extent permitted by law, and the Indemnitee has been serving and continues to serve as a director or officer of the Corporation in part in reliance on such Articles of Incorporation and By-Laws;

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in connection with the Indemnitee’s continued service to the Corporation, and to provide Indemnitee with specific contractual assurance that the protection promised by the Articles of Incorporation and By-Laws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such or any change in the composition of the Corporation’s Board of Directors or business combination transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification of, and the advancing of Expenses to, the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies;

WHEREAS, as a condition to the Indemnitee’s agreement to continue to serve as a director and/or officer of the Corporation, the Indemnitee requires that the Indemnitee be indemnified from liability to the fullest extent permitted by law;

WHEREAS, the Corporation is willing to indemnify the Indemnitee to the fullest extent permitted by law in order to retain the services of the Indemnitee; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided by the Articles of Incorporation and the By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

NOW, THEREFORE, in consideration of the Indemnitee’s service or continued service to the Corporation as a director and/or officer of the Corporation and the mutual promises and covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Indemnitee, intending to be legally bound, agree as follows:

Section 1. Mandatory Indemnification In Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to Section 4 hereof, the Corporation shall indemnify and hold harmless the Indemnitee (and the heirs, executors, administrators and estate of the Indemnitee) from and against any and all claims, damages, expenses (including attorneys’ fees and expenses), judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), settlements, and all other liabilities incurred or paid by the Indemnitee (collectively, “Expenses”) in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding of any nature, including an appellate action of any kind, whether civil, criminal, administrative, investigative or legislative (a “Proceeding”) (other than an action by or in the right of the Corporation) and to which the Indemnitee was or is a party, is threatened to be made a party, or otherwise becomes involved in, by reason of the fact that the Indemnitee is or was, or has or had agreed to serve as, an officer, director, shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, member, manager, trustee, fiduciary, employee, adviser or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, entity or association of any kind or nature (collectively, “Another Enterprise”), or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided, however, that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 2. Mandatory Indemnification In Proceedings By Or In The Right Of The Corporation. Subject to Section 4 hereof, the Corporation shall indemnify and hold harmless the Indemnitee (and the heirs, executors, administrators and estate of the Indemnitee) from and against any and all Expenses and amounts paid in settlement actually and reasonably incurred or paid by the Indemnitee in connection with the investigation, defense, prosecution, settlement or appeal of any Proceeding by or in the right of the Corporation to procure a judgment in its favor, whether civil, criminal, administrative, investigative or legislative, and to which the Indemnitee was or is a party, is threatened to be made a party, or otherwise becomes involved in, by reason of the fact that the Indemnitee is or was, or has or had agreed to serve as, an officer, director, shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, member, manager, trustee, fiduciary, employee, adviser or agent of Another Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity or capacities, provided that (i) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable unless, and only to the extent that, the court in which such Proceeding was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

Section 3. Mandatory Indemnification for Expenses as a Witness. Subject to Section 4 hereof, the Corporation shall indemnify and hold harmless the Indemnitee (and the heirs, executors, administrators and estate of the Indemnitee) against Expenses incurred or paid by the Indemnitee as a result of providing, or preparing to provide, testimony, or responding to discovery requests, in connection with any Proceeding, whether civil, criminal, administrative, investigative or legislative (including but not limited to any action or suit by or in the right of the Corporation to procure judgment in its favor), regardless of whether the Indemnitee is a party to the Proceeding, by reason of the fact that the Indemnitee is or was, or had agreed to serve as, an officer, director, shareholder, employee, consultant, adviser or agent of the Corporation, or is or was serving, or had agreed to serve, at the request of the Corporation, as an officer, director, partner, member, manager, trustee, fiduciary, employee, adviser or agent of Another Enterprise.

Section 4. Authorization of Indemnification.

4.1 Authorization of Indemnification and Reasonableness of Expenses. To obtain indemnification under this Agreement, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination with respect to the claimant’s entitlement to indemnification under Section 1, Section 2 and Section 3 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination (the “Determination”) that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable requirements set forth in Section 1, Section 2 and Section 3 hereof, as the case may be. Subject to Section 5.5, Section 5.6 and Section 8 of this Agreement, the Determination and the evaluation and finding as to the reasonableness of Expenses incurred by the Indemnitee shall be made in the following order of preference:

(a) first, by the Corporation’s Board of Directors (the “Board”) by majority vote of a quorum consisting of directors who are not and were not named parties to the Proceeding in respect of which indemnification is sought by the claimant (“Disinterested Directors”); or

(b) next, if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

(c) next, if such a committee cannot be designated, by any Independent Legal Counsel (as hereinafter defined) selected by the Board prescribed in (a) above or by the committee of the Board prescribed in (b) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or

(d) next, if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding.

If the Determination is made by Independent Legal Counsel, the decision as to the reasonableness of Expenses shall also be made by Independent Legal Counsel. All Expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 4.1 is not made within the prescribed time. The finding required by this Section 4.1 may be made in advance of the payment (or incurring) of the Expenses for which indemnification or reimbursement is sought.

4.2 No Presumptions. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or Proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

4.3 Benefit Plan Conduct. The Indemnitee’s conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believed to be in the best interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Indemnitee reasonably believed to be not opposed to the best interests of the Corporation.

4.4 Reliance as Safe Harbor. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if the Indemnitee’s action is based on (i) the records or books of account of the Corporation or Another Enterprise, including financial statements, (ii) information supplied to the Indemnitee by the officers or agents of the Corporation or Another Enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or Another Enterprise, or (iv) information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Another Enterprise. The provisions of this Section 4.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Section 1, Section 2 or Section 3 hereof, as the case may be.

4.5 Success on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 hereof, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against Expenses in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 4.5, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against the Indemnitee, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding under Section 1 or Section 2 hereof pursuant to which the Indemnitee pays less than $100,000.

4.6 Partial Indemnification or Reimbursement. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Corporation for some or a portion of the Expenses in connection with the investigation of, defense of, settlement of, appeal of or testimony provided with respect to any action specified in Section 1, Section 2 or Section 3 hereof, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such Expenses for which the Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.

4.7 Limitations on Indemnification.

Subject to the requirements of Section 4.5, Section 4.6 and Section 8 of this Agreement and the Florida Business Corporation Act, the Corporation shall not be obligated to indemnify any person in connection with any Proceeding (or any part of any Proceeding):

a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

d) initiated by such person against the Corporation or its directors, officers,

employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) the Proceeding has been brought to seek enforcement of any of the provisions of this Agreement, (d) otherwise required to be made under Sections 5 or 8 of this Agreement, or (e) otherwise required by applicable law; or

e) if prohibited by applicable law; provided, however, that if any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held to be invalid, illegal or unenforcebable.

Section 5. Procedures For Determination Of Whether Standards Have Been Satisfied.

5.1 Costs of Determination; Costs of Enforcement. All costs of making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable Expenses incurred by the Indemnitee to enforce this Agreement, including, but not limited to, the Expenses incurred by the Indemnitee, including the Expenses incurred in connection with any lawsuit filed against the Company, to obtain court-ordered indemnification pursuant to Section 8 hereof regardless of the outcome of any such application or Proceeding, and (ii) all costs of defending any suits or Proceedings challenging payments to the Indemnitee under this Agreement.

5.2 Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 4 hereof promptly. In addition, the Corporation agrees:

(a) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) business days after a written request for a Determination (a “Request”) is delivered to the Corporation by the Indemnitee;

(b) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than thirty (30) days after a Request is delivered to the Corporation by the Indemnitee; and

(c) if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Corporation by the Indemnitee.

The failure to make a Determination within the above-specified time period shall constitute a

Determination approving full indemnification or reimbursement of the Indemnitee. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Indemnitee’s payment (or incurring) of Expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit or Proceeding with respect to which indemnification or reimbursement is sought.

5.3 Non-attribution of Actions of any Indemnitee to any Other Indemnitee. For purposes of determining whether the Indemnitee is entitled to indemnification or advancement of Expenses by the Corporation pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to the Indemnitee.

5.4 Payment of Indemnified Amount. Immediately following a Determination that the Indemnitee has met the applicable requirements set forth in Section 1, Section 2 or Section 3 hereof, as the case may be, and the finding of reasonableness of Expenses contemplated by Section 4.1 hereof, or the passage of time prescribed for making such Determination(s), the Corporation shall pay to the Indemnitee in cash the amount to which the Indemnitee is entitled to be indemnified and/or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the Expenses for which indemnification or reimbursement is sought have actually been incurred by the Indemnitee.

5.5 Shareholder Vote on Determination. In connection with each meeting at which a shareholder Determination will be made, the Corporation shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Corporation’s proxy statement relating to the proposal to indemnify or reimburse the Indemnitee shall not include a recommendation against indemnification or reimbursement unless the failure to include such a recommendation would violate applicable laws in the reasonable determination of the Corporation’s counsel.

5.6 Fees of Independent Legal Counsel. The fees and Expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 5.7 hereof) shall be borne solely by the Corporation regardless of the results of any Determination and, if requested by counsel, the Corporation shall give such counsel an appropriate written agreement with respect to the payment of their fees and Expenses and such other matters as may be reasonably requested by counsel.

5.7 Right of Indemnitee to Appeal an Adverse Determination by Board. If a Determination is made by the Board or a committee thereof that the Indemnitee did not meet the standard of conduct set forth in Section 1, Section 2 or Section 3 hereof, upon the written request of the Indemnitee and the Indemnitee’s delivery of $500 to the Corporation, the Corporation shall cause a new Determination to be made by the Corporation’s shareholders at the next regular or special meeting of shareholders. Subject to Section 8 hereof, such Determination by the Corporation’s shareholders shall be binding and conclusive for all purposes of this Agreement.

5.8 Change of Control Implications. If, at any time subsequent to the date of this Agreement, Continuing Directors (as hereinafter defined) do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Corporation (as contemplated by Item 403(c) of Regulation S-K or any successor regulation), then upon the request of the Indemnitee, the Corporation shall cause the Determination required by Section 4 hereof to be made by Independent Legal Counsel selected by the Continuing Directors of the Board (who are also Disinterested Directors). If none of the legal counsel is willing and/or able to make the Determination, then the Corporation shall cause the Determination to be made by a majority vote of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a “Continuing Director” means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

5.9 Access by Indemnitee to Determination. The Corporation shall afford to the Indemnitee and the Indemnitee’s representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Corporation shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Corporation proxy statement relating to a shareholder Determination provided that the inclusion of such information does not violate applicable laws in the reasonable determination of the Corporation’s counsel.

5.10 Judicial Determinations in Derivative Suits. In each action or suit described in Section 2 hereof, the Corporation shall cause its counsel to use its best efforts to obtain from the court in which such action or suit was brought (i) an express adjudication whether the Indemnitee is liable for negligence or misconduct in the performance of the Indemnitee’s duty to the Corporation, and, if the Indemnitee is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Indemnitee is fairly and reasonably entitled to indemnification.

Section 6. Scope of Indemnity. The actions, suits and Proceedings described in Sections 1 and 2 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Indemnitee both in the Indemnitee’s capacities as a Corporation director, officer, adviser or agent, as applicable, and actions, suits or Proceedings also taken in another capacity while serving as a director, officer, adviser or agent, as applicable, including, but not limited to, actions, suits or Proceedings involving (i) compensation paid to the Indemnitee by the Corporation, (ii) activities by the Indemnitee on behalf of the Corporation, including actions in which the Indemnitee is a plaintiff, (iii) actions alleging a misappropriation of a “corporate opportunity,” (iv) responses to a takeover attempt or threatened takeover attempt of the Corporation, (v) transactions by the Indemnitee in Corporation securities, and (vi) the Indemnitee’s preparation for and appearance (or potential appearance) as a witness in any Proceeding relating, directly or indirectly, to the Corporation. In addition, the Corporation agrees that, for purposes of this Agreement, all services performed by the Indemnitee on behalf of, in connection with or related to any subsidiary of the Corporation, any employee benefit plan established for the benefit of employees of the Corporation or any subsidiary, any corporation or partnership or other entity in which the Corporation or any subsidiary has a 5% ownership interest, or any other affiliate, shall be deemed to be at the request of the Corporation.

Section 7. Advance For Expenses.

7.1 Mandatory Advance. Expenses incurred by or on behalf of the Indemnitee in connection with investigating, defending, settling or appealing any Proceeding described in Section 1 or Section 2 hereof shall be paid by the Corporation in advance of the final disposition of such Proceeding. Except as provided in the following sentence, the Corporation shall promptly pay the amount of such Expenses to the Indemnitee, but in no event later than ten (10) calendar days following the Indemnitee’s delivery to the Corporation of a written request for an advance pursuant to this Section 7, together with a reasonable accounting of such Expenses. The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against an officer, director or other agent of the Corporation brought by the Corporation and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such officer, director or other agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such officer’s, director’s or other agent’s duty to the Corporation or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to this Agreement, but shall apply to any Proceeding referenced in Section 4.7(b) or Section 4.7(c) of this Agreement prior to a determination that the person is not entitled to be indemnified by the Corporation.

7.2 Undertaking to Repay. The Indemnitee hereby undertakes and agrees to repay to the Corporation any advances made pursuant to this Section 7 if and to the extent that it shall ultimately be determined (in accordance with Section 4 hereof or by final judicial determination from which there is no further right to appeal, as applicable) that the Indemnitee is not entitled to be indemnified by the Corporation for such amounts.

7.3 Miscellaneous. The Corporation shall make the advances contemplated by this Section 7 regardless of the Indemnitee’s financial ability to make repayment, and regardless of whether indemnification of the Indemnitee by the Corporation will ultimately be required. Any advances pursuant to this Section 7 shall be unsecured and interest-free. Except as set forth in this Section 7, the Corporation shall not impose on the Indemnitee additional conditions to advancement of Expenses or require from the Indemnitee additional undertakings regarding repayment. Advancements shall include any and all reasonable Expenses incurred pursuing an action to enforce the Indemnitee’s right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

Section 8. Court-Ordered Indemnification.

8.1 Regardless of whether the Indemnitee has met the standards of conduct set forth in Section 1, Section 2 or Section 3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination as to whether such standards have been satisfied, the Indemnitee may apply for indemnification or advancement of Expenses or both to the court conducting any Proceeding to which the Indemnitee is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or advancement) if it determines the Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances (including this Agreement).

8.2 The right to indemnification and advances as provided by this Agreement shall be enforceable by the Indemnitee in an action in any court of competent jurisdiction. In such an action, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under Florida Law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Independent Legal Counsel or shareholders) to have made a Determination prior to the commencement of such an action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct under Florida law, nor an actual Determination by the Corporation (including its Board, Independent Legal Counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to such an action or create a presumption that Indemnitee has not met the applicable standard of conduct.

8.3 The Indemnitee’s Expenses reasonably incurred in connection with establishing the Indemnitee’s right to indemnification, in whole or in part, in connection with any Proceeding shall also be indemnified by the Corporation.

Section 9. Covenant Not To Sue, Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation (or any of its subsidiaries) against the Indemnitee, the Indemnitee’s spouse, heirs, executors, personal representatives, administrators and estate after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as either an officer, director, adviser or agent of the Corporation, and any claim or cause of action of the Corporation (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

Section 10. Indemnification of Indemnitee’s Estate. Notwithstanding any other provision of this Agreement, if the Indemnitee is deceased, and indemnification of the Indemnitee would be permitted and/or required under this Agreement, the Corporation shall indemnify and hold harmless the Indemnitee’s estate, spouse, heirs, administrators, personal representatives and executors (collectively, the “Indemnitee’s Estate”) against, and the Corporation shall assume, any and all claims, damages, Expenses (including attorneys’ fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee’s Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 1 or Section 2 hereof. The Expenses of the Indemnitee’s Estate shall be advanced pursuant to Section 7 to the same extent that the Indemnitee would have been entitled to advancement of Expenses had Indemnitee not been deceased.

Section 11. Noninterference. The Corporation shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Corporation’s indemnification, advancement of Expenses or other obligations under this Agreement.

Section 12. Maintenance of D&O Insurance.

12.1 The Corporation represents that it presently has in force and effect directors’ and officers’ liability insurance (“D&O Insurance”) coverage under the policies with the insurance carriers, and in the amounts set forth on Attachment A (the “Insurance Policies”).

12.2 The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for Expenses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.

12.3 In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if the Indemnitee is a director; or as are accorded to the most favorably insured of the Corporation’s officers, if the Indemnitee is not a director of the Corporation but is an officer; or as are accorded to the most favorably insured of the Corporation’s key employees, if the Indemnitee is not an officer or director but is a key employee.

12.4 Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance coverage at least comparable to that provided by the Insurance Policies. All decisions as to whether and to what extent the Corporation maintains D&O Insurance shall be made by the Board in its sole and absolute discretion.

12.5 Promptly after (i) learning of facts and circumstances which may give rise to a Proceeding, the Corporation shall notify its D&O Insurance carriers, if such notice is required by the applicable insurance policies, and any other insurance carrier providing applicable insurance coverage to the Corporation, of such facts and circumstances, or (ii) receiving notice of a Proceeding, whether from the Indemnitee, or otherwise, the Corporation shall give prompt notice to its D&O Insurance carriers, and any other insurance carriers providing applicable insurance coverage to the Corporation, in accordance with the requirements of the respective insurance policies. The Corporation shall, thereafter, take all appropriate action to cause such insurance carriers to pay on behalf of the Indemnitee, all Expenses incurred or to be incurred, and liability incurred, by the Indemnitee with respect to such Proceeding, in accordance with the terms of the applicable insurance policies.

Section 13. Additional Indemnification Rights.

13.1 Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles of Incorporation, the By-Laws or by statute.

13.2 To the extent that a change in applicable law (whether by statute or judicial decision), permits greater indemnification than would be afforded currently under the

Articles of Incorporation, the By-Laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefit so afforded by such change.

13.3 In the event of any change in any applicable law, statute or rule which narrows the right of a Florida corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Section 14. Miscellaneous.

14.1 Certain Definitions.

a) The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Agreement.

b) The term “Independent Legal Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Agreement. Independent Counsel may be any outside counsel regularly employed by the Corporation.

c) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal, including, without limitation, actions by or in the right of the Corporation, a class of its security holders or otherwise.

14.2 Notice Provision. Any notice, payment, demand, request or other communication required or permitted to be delivered or given by the provisions of this

Agreement shall be deemed to have been effectively delivered or given and received (i) on the date personally delivered to the respective party to whom it is directed, or by facsimile or e-mail, upon confirmation of receipt, (ii) five (5) business days after the date it is sent by domestic registered or certified mail, with postage and charges prepaid, or (iii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, and addressed to the parties at their addresses as set forth in the Corporation’s books and records.

14.3 Entire Agreement. Except for the Corporation’s Articles of Incorporation and By-Laws, this Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, including any and all prior indemnification agreements, between the parties with respect to the subject matter of this Agreement.

14.4 Non-Exclusivity. The rights of indemnification and advancement of Expenses provided to the Indemnitee in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled under the Corporation’s Articles of Incorporation or By-Laws or any statute, agreement, vote of shareholders, insurance policy or otherwise, and shall not limit in any way any right the Corporation may have to create additional or independent or supplementary indemnity obligations for the benefit of the Indemnitee.

14.5 Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

14.6 Saving Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any applicable law. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify the Indemnitee to the fullest extent permitted by the Articles of Incorporation, the By-Laws and any applicable law.

14.7 Cooperation and Intent. The Corporation shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

14.8 Security. To the fullest extent permitted by applicable law, the Corporation may from time to time, but shall not be required to, provide such insurance, collateral, letters of credit or other security devices as its Board may deem appropriate to support or secure the Corporation’s obligations under this Agreement.

14.9 Conflict With Governing Documents. To the fullest extent permitted by applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Corporation’s Articles of Incorporation or By-Laws, the terms of this Agreement shall prevail.

14.10 Applicable Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be exclusively governed by, and construed and interpreted in accordance with, the internal laws of the State of Florida, without giving effect to principles of conflicts of law (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

14.11 Consent to Jurisdiction and Venue. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement shall be brought only in the Circuit Courts of the State of Florida located in the Eleventh Judicial Circuit of Florida (the “Florida Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Florida Court for purposes of any action or Proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Florida Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Florida Court has been brought in an improper or inconvenient forum.

14.12 Amendment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

14.13 Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

14.14 Binding Effect. The obligations of the Corporation to the Indemnitee hereunder shall survive and continue as to the Indemnitee even if the Indemnitee ceases to be a director, officer, employee, adviser and/or agent of the Corporation. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and, upon the death of the Indemnitee, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee. The Corporation shall require any entity that may acquire the Corporation, whether by merger, purchase of its stock, or otherwise, to expressly agree to be bound by the terms of and perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement as if no succession had taken place.

14.15 Execution in Counterparts. This Agreement and any amendment may be executed simultaneously or in counterparts, each of which together shall constitute one and the same instrument. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.16 Headings; References; Pronouns. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

14.17 Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation to effectively bring suit to enforce such rights.

14.18 Effective Date. The provisions of this Agreement shall cover claims, actions, suits and Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

PERRY ELLIS INTERNATIONAL, INC.

By:
Name: George Feldenkreis
Title: Chairman & CEO

THE INDEMNITEE:

Name:

ATTACHMENT A – INSURANCE POLICIES